UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MORGANS HOTEL GROUP CO.

(Name of Registrant as Specified in Its Charter)

OTK ASSOCIATES, LLC

JOHN DOUGHERTY

JASON TAUBMAN KALISMAN

MAHMOOD KHIMJI

JONATHAN LANGER

ANDREA OLSHAN

MICHAEL OLSHAN

ROBERT S. TAUBMAN

PARAG VORA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On May 14, 2013, OTK Associates issued the following press release:

DELAWARE CHANCERY COURT RULES IN FAVOR OF OTK ASSOCIATES

Court Orders Morgans Hotel Group To Maintain March 22, 2013 Record Date

Company Prohibited From Pursuing Recapitalization Transaction With Yucaipa

NEW YORK, NY – May 14, 2013 – OTK Associates LLC, the largest stockholder of Morgans Hotel Group Co. (Nasdaq: MHGC) with 13.9% of the outstanding common stock of the company, today announced that Vice Chancellor J. Travis Laster of the Delaware Court of Chancery has issued an order granting a preliminary injunction prohibiting Morgans Hotel Group’s board from taking any steps to postpone the Annual Meeting of Stockholders scheduled for May 15, 2013, or to change the record date of March 22, 2013, for the annual meeting. The Court also ordered that the company shall proceed with its annual meeting as scheduled on May 15, 2013, and may convene and adjourn the meeting for not more than 30 days.

In addition, the Court ordered that the company is prohibited from taking any steps to consummate the transactions contemplated by the Exchange Agreement, dated as of March 30, 2013, between the company and The Yucaipa Companies until the earlier of (i) a trial on the merits or (ii) a decision by the board of directors with respect to the Yucaipa Agreements made at a properly noticed meeting after due deliberations and, to the extent the board of directors determines to proceed with the Yucaipa Agreements, after receiving a favorable recommendation from the Special Transaction Committee.

OTK commented that it is pleased with the court’s decision as it provides stockholders of record on the original date set by the company their right to elect directors that will act in their best interests. It also allows for a trial on the recapitalization plan which OTK believes is not in the best interests of stockholders.

OTK looks forward to communicating with stockholders regarding the strengths of its director nominees. Members of OTK’s slate possess the specific industry experience, financial sophistication and operating relationships to immediately begin repositioning the company.

Information relating to the above-named participants in this proxy solicitation is filed herewith as Exhibit 1.

STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY OTK ASSOCIATES, LLC AND ITS AFFILIATES FROM THE STOCKHOLDERS OF MORGANS HOTEL GROUP CO. FOR USE AT THE 2013 ANNUAL MEETING OF MORGANS HOTEL GROUP CO. WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS, TOLL FREE AT (877) 869-0171, OR BY EMAIL TO INFO@OKAPIPARTNERS.COM.

EXHIBIT 1

Direct and indirect interests of participants in the solicitation.

Participant	Securities of Morgans Hotel Group Co. beneficially owned	Other Interests

OTK Associates, LLC	4,500,000 common shares

John Dougherty	None

Jason Taubman Kalisman	None	Mr. Kalisman is currently a director of Morgans Hotel Group Co.

Mahmood Khimji	None

Jonathan Langer	None

Andrea Olshan	None

Michael Olshan	4,500,000 common shares*

Robert S. Taubman	4,500,000 common shares*

Parag Vora	None

*Mr. Olshan and Mr. Taubman are managers of OTK Associates, LLC. Any actions taken by OTK Associates, LLC are taken by, or with the written consent of, Mr. Olshan and Mr. Taubman. As a result, Mr. Olshan and Mr. Taubman may be deemed to share voting and investment power over the common shares of Morgans Hotel Group Co. beneficially owned by OTK Associates LLC.